Exhibit 10.36

GUARANTY OF RECOURSE OBLIGATIONS

THIS GUARANTY OF RECOURSE OBLIGATIONS (this “Guaranty”), dated as of December 30, 2021, is made by STRATEGIC STORAGE OPERATING PARTNERSHIP VI, L.P., a Delaware limited partnership (“Guarantor”), for the benefit of SMARTSTOP OP, L.P., a Delaware limited partnership (together with its successors and assigns, “Lender”).

RECITALS

A.    SST VI Mezz, LLC, a Delaware limited liability company, (“Borrower”), has become indebted, and may from time to time be further indebted, to Lender with respect to a loan (the “Loan”) pursuant to that certain Mezzanine Loan Agreement, dated as of the date hereof (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement;

B.    Lender is not willing to make the Loan to Borrower unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as hereinafter defined).

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I - NATURE AND SCOPE OF GUARANTY

Section 1.1    Guaranty of Obligations. Guarantor hereby irrevocably and unconditionally guarantees to Lender the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor. Each Person constituting Guarantor hereunder shall have joint and several liability for the Guaranteed Obligations.

Section 1.2    Definition of Guaranteed Obligations. As used herein, the term “Guaranteed Obligations” shall mean all obligations and liabilities of Borrower for which Borrower shall be personally liable pursuant to Article 10 of the Loan Agreement.

Section 1.3    Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate, legal representatives and heirs).

Section 1.4    Payment by Guarantor. Guarantor shall, immediately upon demand by Lender, pay the amount due on the Guaranteed Obligations to Lender at Lender’s

address as set forth herein or as otherwise instructed by Lender. Such demand(s) may be made at any time coincident with or after the time for payment of all or any part of the Guaranteed Obligations with respect to the same or different Guaranteed Obligations.

Section 1.5    No Duty to Pursue Others. Lender shall not be required (and Guarantor hereby waives any rights to require Lender), in order to enforce the obligations of Guarantor hereunder, first (i) to institute suit or otherwise exhaust its remedies against Borrower or any other Persons liable on the Loan or the Guaranteed Obligations, or against any other Person, (ii) to enforce Lender’s rights against any collateral given to secure the Loan, (iii) to enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (iv) to join Borrower or any other Persons liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) to exhaust any available remedies against any collateral given to secure the Loan, or (vi) to resort to any other means of obtaining payment of the Guaranteed Obligations.

Section 1.6    Waivers. Guarantor agrees to the provisions of the Loan Documents and hereby waives notice of (i) any loans or advances made by Lender to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment, modification, replacement or extension of any Loan Document, (iv) the execution and delivery by Borrower and/or Lender of any other agreements, promissory notes or other documents arising under the Loan Documents or in connection with the Collateral, (v) any Event of Default, (vi) Lender’s transfer, participation, componentization or other disposition of the Guaranteed Obligations, or any part thereof, (vii) sale or foreclosure (or posting or advertising therefor) of any collateral for the Guaranteed Obligations, (viii) protest, presentment, intention to accelerate the maturity, acceleration of the maturity, or proof of non-payment or default by Borrower, or (ix) any other action taken or omitted by Lender and any and all demands and notices of every kind in connection with this Guaranty, the Loan Documents, and any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and any other obligations hereby guaranteed.

Section 1.7    Payment of Expenses. If Guarantor fails to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay Lender any and all reasonable costs and expenses (including court costs and reasonable attorneys’ fees and expenses) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section 1.7 shall survive the payment and performance of the Guaranteed Obligations.

Section 1.8    Effect of Bankruptcy. If pursuant to any Bankruptcy Action concerning Borrower or Guarantor, Lender must rescind, restore or return any payment or any part thereof received by Lender in satisfaction (in full or in part) of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. Guarantor acknowledges that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of same and then only to the extent of such performance. In addition, if at any time any payment of principal, interest or any other amount payable by Borrower under any Loan Document, is rescinded or must be restored or returned pursuant to an Bankruptcy Action concerning Borrower or otherwise, Guarantor’s obligations hereunder with respect to such payment shall be fully reinstated as though such payment has been due but not made.

Section 1.9    Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise until the Indebtedness is paid in full. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of Borrower by virtue of any payment, court order or any applicable law.

Section 1.10    Borrower. The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, assignment, devise, gift or bequest of or by Borrower or any interest in Borrower or the Loan.

Section 1.11    Other Guaranties. This Guaranty is separate, distinct and in addition to any liability and/or obligations that Borrower or Guarantor may have under any other guaranty or indemnity executed by Borrower or Guarantor in connection with the Loan, and no other agreement, guaranty or indemnity executed in connection with the Loan shall act to reduce or set off any of Guarantor’s liability hereunder.

ARTICLE II - EVENTS AND CIRCUMSTANCES NOT

REDUCING OR DISCHARGING GUARANTOR’S OBLIGATIONS

Section 2.1    Events and Circumstances Not Reducing or Discharging Guarantor’s Obligations. Guarantor hereby consents and agrees to each of the following and agrees that Guarantor’s obligations hereunder shall not be released, diminished, impaired, reduced or adversely affected in any way by any of the following, and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which Guarantor might have in connection with any of the following:

(a)    Modifications, Releases, Etc. Any (i) renewal, extension, increase, reduction, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, any Loan Document, or any other document or agreement between Borrower and Lender or any other parties pertaining to the Guaranteed Obligations (including, without limitation, any sale, assignment, or negotiation of the Note); (ii) adjustment, indulgence, forbearance or compromise that might be extended, granted or given by Lender to Borrower or Guarantor; (iii) full or partial release of the liability of Borrower, Guarantor, or any other Person, with respect to the Guaranteed Obligations; (iv) taking or accepting of any other security, collateral or guaranty of payment for all or any part of the Guaranteed Obligations; or (v) release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

(b)    Condition of Borrower or Guarantor. The existence of a Bankruptcy Action concerning Borrower, Guarantor or any other party liable for the payment of all or part of the Guaranteed Obligations, or any dissolution of Borrower or Guarantor or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners or members of Borrower or Guarantor, or any merger, consolidation, or reorganization of Borrower or Guarantor into or with any other Person.

(c)    Invalidity, Unenforceability, Offset, Etc. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any Loan Document, or of any other document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including, without limitation, the fact that (i) the Guaranteed Obligations or any part thereof exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, and whether such defense, claim, or right of offset arises in connection with the Guaranteed Obligations, the transactions creating same, or otherwise (including any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal and any defense of the statute of limitations in any action hereunder or in any action for the collection or performance of any obligations hereby guaranteed), (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations, or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, (vii) any Loan Document has been forged, or is not genuine or authentic, it being agreed that Guarantor shall remain liable hereunder regardless of whether Borrower or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason, or (viii) any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being acknowledged and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.

(d)    Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including, without limitation, any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations, (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

(e)    Preference. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws or for any reason Lender is required to refund or remit any such payment or amount to Borrower or any other Person.

(f)    Other Actions Taken or Not Taken. Any other action taken or not taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or inaction prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof.

ARTICLE III - REPRESENTATIONS AND WARRANTIES

Section 3.1    Representations and Warranties. To induce Lender to enter into the Loan Documents and to make the Loan, Guarantor represents and warrants to Lender that: (a) Guarantor will receive a direct or indirect benefit from the making of the Loan to Borrower; (b) Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and any and all collateral intended to be given as security for the payment of the Indebtedness; (c) neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty; (d) after giving effect to this Guaranty, Guarantor is and will remain solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities; (e) to Guarantor’s knowledge, the execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not and will not contravene or conflict with any law, statute or regulation to which Guarantor is subject, or constitute a default (or which with notice, or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, or any contract or agreement to which Guarantor is a party or which may be applicable to Guarantor; (f) to Guarantor’s knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any Governmental Authority or other person, and no approval, authorization or consent of any other Person is required in connection with this Agreement; (g) to Guarantor’s knowledge, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and served or, to Guarantor’s knowledge, threatened, involving or concerning Guarantor, and (h) this Guaranty is a legal, valid and binding obligation of Guarantor, and is enforceable in accordance with its terms, except as may be limited by principles of equity, bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

Section 3.2    Additional Provisions. Without limiting anything set forth in Section 3.1 above, Guarantor hereby represents, warrants, covenants and agrees as follows:

(a)    Guarantor (i) is duly organized and validly existing in good standing under the laws of the State of its formation, (ii) is duly qualified to do business in each jurisdiction in which the nature of its business makes such qualification necessary, (iii) has the requisite power and authority to carry on its business as now being conducted, and (iv) has the requisite power to execute and deliver, and perform its obligations under, this Guaranty and any other Loan Document to which it is a party.

(b)    The execution and delivery by Guarantor of this Guaranty and any other Loan Document to which it is a party, and Guarantor’s performance of its obligations thereunder (i) have been duly authorized by all requisite action on the part of Guarantor, (ii) will not violate any provision of any applicable Legal Requirements, and (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Guarantor pursuant to, any indenture or agreement or instrument. This Guaranty and the other Loan Documents to which Guarantor is a party have been duly executed and delivered by Guarantor.

ARTICLE IV - SUBORDINATION OF CERTAIN INDEBTEDNESS

Section 4.1    Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean any and all debts and liabilities of Borrower owed to Guarantor, whether now existing or hereafter incurred, including, without limitation, all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or any portion of the Guaranteed Obligations. Without limiting the provisions of Section 1.9, Guarantor hereby subordinates its rights to receive any payment from Borrower on account of any Guarantor Claims to the full and indefeasible payment of the Indebtedness payable to Lender. Following the occurrence of an Event of Default, Guarantor shall not demand, receive or collect, directly or indirectly, from Borrower or any other party, and shall not claim any offset or other reduction of Guarantor’s obligations hereunder because of, any amount pursuant to or in satisfaction of the Guarantor Claims until the Indebtedness is paid in full.

Section 4.2    Claims in Bankruptcy. In the event of a Bankruptcy Action involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable pursuant to or in satisfaction of Guarantor Claims. Guarantor hereby assigns any and all such dividends and payments to Lender.

Section 4.3    Payments Held in Trust. If, notwithstanding anything to the contrary contained in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited hereunder, Guarantor covenants and agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and Guarantor acknowledges and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received, except to pay them promptly to Lender, and Guarantor hereby covenants and agrees promptly to pay the same to Lender.

Section 4.4    Liens Subordinate; Standstill. Guarantor acknowledges and agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach.

Guarantor shall not (i) exercise or enforce any creditor’s right it may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

ARTICLE V - MISCELLANEOUS

Section 5.1    Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

Section 5.2    Notices. All notices, consents, approvals, demands and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by email (with confirmation of receipt) provided that such email notice must also be delivered by one of the means set forth in (a), (b) or (c) above, addressed to the parties as follows:

If to Lender:	SmartStop OP, L.P.
10 Terrace Road
Ladera Ranch, California 92694
Attention: H. Michael Schwartz
Email: hms@sam.com

with a copy to:	Nelson Mullins Riley & Scarborough, LLP
201 17th Street NW
Suite 1700
Atlanta, Georgia 30363
Attention: Rusty A. Fleming, Esq.
Email: rusty.fleming@nelsonmullins.com

If to Guarantor:	Strategic Storage Operating Partnership VI, L.P.
10 Terrace Road
Ladera Ranch, California 92694
Attention: H. Michael Schwartz
Email: hms@sam.com

with a copy to:	Flynn Law Offices, P.C.
1133 Airline Drive, Suite 2201
Grapevine, Texas 76051
Attention: Scott Flynn, Esq.
Email: sflynn@flynnlawpc.com

A party receiving a notice which does not comply with the technical requirements for notice under this Section 5.2 may elect to waive any deficiencies and treat the notice as having been properly given. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; or (d) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Section 5.2.

Section 5.3    Governing Law. The governing law and related provisions set forth in Section 11.3 of the Loan Agreement (including, without limitation, any authorized agent provisions thereof) are hereby incorporated by reference as if fully set forth herein (with Guarantor substituted in all places where Borrower appears thereunder) and shall be deemed fully applicable to Guarantor hereunder. Guarantor hereby certifies that it has received and reviewed the Loan Agreement (including, without limitation, Section 11.3 thereof). In the event of any conflict or inconsistency between any of the other terms and conditions of this Guaranty and this Section 5.3, this Section 5.3 shall control.

Section 5.4    Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

Section 5.5    Modification; Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Guarantor, shall entitle Guarantor to any other or future notice or demand in the same, similar or other circumstances.

Section 5.6    Number and Gender. All references to sections and exhibits are to sections and exhibits in or to this Guaranty unless otherwise specified. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision, article, section or other subdivision of this Guaranty. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 5.7    Headings, Etc. The headings and captions of various paragraphs of this Guaranty are for the convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 5.8    Counterparts. This Guaranty may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Guaranty. The failure of any party hereto to execute this Guaranty, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Section 5.9    Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than pursuant to this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

Section 5.10    Entire Agreement. This Guaranty and the other Loan Documents embody the final, entire agreement of Guarantor and Lender with respect to the Guarantor’s guaranty of the Guaranteed Obligations and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. This Guaranty is intended by Guarantor and Lender as a final and complete expression of the terms of the Guaranty, and no course of dealing between Guarantor and Lender, no course of performance, no trade practices, and no evidence of prior, contemporaneous or subsequent oral agreements or discussions or other extrinsic evidence of any nature shall be used to contradict, vary, supplement or modify any term of this Guaranty. There are no oral agreements between Guarantor and Lender.

Section 5.11    Waiver of Right to Trial by Jury. GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.

[Signature on the following page]

IN WITNESS WHEREOF, the undersigned has executed this Guaranty all as of the day and year first above written.

GUARANTOR:

STRATEGIC STORAGE OPERATING PARTNERSHIP VI, L.P.,
a Delaware limited partnership

By:	Strategic Storage Trust VI, Inc.,
a Maryland corporation
Its:	General Partner

	By:	/s/ H. Michael Schwartz
	Name:	H. Michael Schwartz
	Title:	Chief Executive Officer and President

Guaranty of Recourse Obligations